EXHIBIT 9

SIDLEY AUSTIN BROWN & WOOD LLP

BEIJING BRUSSELS CHICAGO DALLAS GENEVA HONG KONG LONDON	787 SEVENTH AVENUE NEW YORK, NEW YORK 10019 TELEPHONE 212 839 5300 FACSIMILE 212 839 5599 www.sidley.com FOUNDED 1866	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE TOKYO WASHINGTON, D.C.

July 22, 2005

FDP Series, Inc.

800 Scudders Mill Road

Plainsboro, New Jersey 08536

Ladies and Gentlemen:

We have acted as counsel for FDP Series, Inc., a corporation organized under the laws of the State of Maryland (the “Corporation”), consisting of four series, known as MFS Research International FDP Fund, Marsico Growth FDP Fund, Van Kampen Value FDP Fund and Franklin Templeton Total Return FDP Fund (each, a “Series”), in connection with the organization of the Corporation and its registration as an open-end investment company under the Investment Company Act of 1940, as amended. This opinion is being furnished in connection with the registration by the Fund of an indefinite number of shares of common stock, designated Class A, Class B, Class C and Class I of each Series of the Fund, par value $0.10 per share, of the Corporation (the “Shares”), under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Fund’s registration statement on Form N-1A (File No. 333-123779), as amended (the “Registration Statement”), under the Securities Act.

SIDLEY AUSTIN BROWN & WOOD LLP IS A DELAWARE LIMITED LIABILITY PARTNERSHIP

PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

SIDLEY AUSTIN BROWN & WOOD LLP	NEW YORK

July 22, 2005

As counsel for the Corporation, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares in the manner referred to in the Registration Statement. In addition, we have examined and are familiar with the Charter of the Corporation, the By-Laws of the Corporation and such other documents as we have deemed relevant to the matters referred to in this opinion.

Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement against payment of the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable shares of common stock of the Corporation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

Very truly yours,

/s/ Sidley Austin Brown & Wood LLP